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                                                                     Exhibit 3.8

[SEAL]

                               State of California

                                   Bill Jones

                               Secretary of State

                            LIMITED LIABILITY COMPANY
                            ARTICLES OF ORGANIZATION

                  A $70.00 filing fee must accompany this form.
           IMPORTANT - Read instructions before completing this form.

                               File # 200221110122

[SEAL]

                         This Space For Filing Use Only

1. Name of the limited liability company (end the name with the words "Limited Liability Company," "Ltd. Liability Co.," or the abbreviations "LLC" or "L.L.C.")

                   DIRECTV Operations, LLC

2. The purpose of the limited liability company is to engage in any lawful act or activity for which a limited liability company may be organized under the Beverly-Killea limited liability company act.

3. Name the agent for service of process and check the appropriate provision below:

                     CT Corporation which is
     [ ] an Individual residing in California. Proceed to item 4.
     [X] a corporation which has filed a certificate pursuant to section 1505.
         Proceed to item 5.

4.   If an individual, California address of the agent for service of process:
     Address:

     City:                   State: CA              Zip Code:

5.   The limited liability company will be managed by: (check one)

[ ] one manager [X] more than one manager [ ] single member limited liability company [ ] all limited liability company members

6. Other matters to be included in this certificate may be set forth on separate attached pages and are made a part of this certificate. Other matters may include the latest date on which the limited liability company is to dissolve.

7.   Number of pages attached, if any:

8. Type of business of the limited liability company. (For informational purposes only)

                 satellite service provider

9. DECLARATION: It is hereby declared that I am the person who executed this instrument, which execution is my act and deed.

     /s/  Jan L. Williamson                  Jan L. Williamson
     --------------------------              ---------------------------------
     Signature of Organizer                  Type or Print Name of Organizer

       July 19, 2002
     --------------------------
     Date

10.  RETURN TO:

     NAME

     FIRM

     ADDRESS

     CITY/STATE

     ZIP CODE

[SEAL]

     SEC/STATE (REV. 12/99)                       FORM LLC-1 - FILING FEE $70.00
                                                  Approved by Secretary of State